SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 1, 2005

NETFLIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-49802	77-0467272
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

970 University Avenue

Los Gatos, CA

95032

(Address of principal executive offices)

(Zip Code)

(408) 317-3700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The Board of Directors of the Registrant (i) approved a director equity compensation plan, (ii) established annual salaries and equity compensation for the Registrant’s Named Executive Officers, and (iii) adopted an Executive Severance and Retention Incentive Plan, each effective as of July 1, 2005.

Director Equity Compensation Plan

The Board approved a Director Equity Compensation Plan under the Registrant’s existing 2002 Stock Plan (the “Stock Plan”), which was filed with the Securities and Exchange Commission as Exhibit 10.4 to the Registrant’s Form S-1 on March 6, 2002. The Director Equity Compensation Plan provides for a monthly grant of stock options to each non-employee Director of the Registrant in consideration for services provided to the Registrant and subject to the terms and conditions of the Stock Plan. The number of stock options to be granted monthly shall be determined by the following formula: $10,000 / ([Fair Market Value on the date of grant] * 0.25). Each monthly grant shall be made on the first trading day of the month, shall be fully vested upon grant and shall be exercisable at a strike price equal to the Fair Market Value (as defined in the Stock Plan) on the date of grant. The Registrant’s Directors do not currently receive cash compensation for services they provide as Directors or committee members.

This compensation arrangement will be administered on a non-discretionary basis by the Stock Option Committee of the Registrant’s Board of Directors, provided that only the Board may change the amount or terms of future grants. This compensation arrangement will renew each year unless action is taken to the contrary by the Board. The description of this plan, which is in effect by way of Board resolution, is attached to this Form 8-K as Exhibit 10.1.

Annual Salaries and Equity Compensation for Named Executive Officers

The Board of Directors established the annual salaries and monthly stock option allowance for Registrant’s Named Executive Officers as follows:

NAME AND POSITION	ANNUAL SALARY	MONTHLY STOCK OPTION ALLOWANCE
Reed Hastings, Chief Executive Officer and Chairman of the Board	$500,000	$83,333
Barry McCarthy, Chief Financial Officer	$450,000	$62,500
Thomas R. Dillon, Chief Operations Officer	$800,000	$4,167
Leslie J. Kilgore, Chief Marketing Officer	$650,000	$45,833

The number of stock options to be granted monthly shall be determined by the following formula: the grantee’s stock option allowance / ([Fair Market Value on the date of grant] * 0.25). Each monthly grant shall be made on the first trading day of the month, shall be fully vested upon grant and shall be exercisable at a strike price equal to the Fair Market Value (as defined in the Stock Plan) on the date of grant. The options will be subject to the terms and conditions of the Stock Plan and will be administered on a non-discretionary basis by the Stock Option Committee of the Registrant’s Board of Directors, provided that only the Board may change the amount or terms of future grants. Registrant does not currently provide a program of performance bonuses for its Named Executive Officers.

Executive Severance and Retention Incentive Plan

Under the Executive Severance and Retention Incentive Plan (the “Executive Plan”), each employee of Registrant at the level of Vice President or higher (a “Covered Executive”) is entitled to a Severance Benefit upon termination of employment (other than Cause, death or permanent disability) and prior to a Change in Control, provided that he or she signs a waiver and release of claims and an agreement not to disparage the Registrant, its directors or its officers in a form reasonably satisfactory to the Registrant. A “Severance Benefit” is a lump sum cash payment equal to nine (9) months of Base Pay and nine (9) months of the cash equivalent to the stock option allowance then being used in calculating the number of options granted monthly to the Covered Executive.

Each Covered Executive employed by Registrant on the date of a Change in Control is entitled to receive a lump sum cash payment (a “Retention Incentive”) equal to twelve (12) months of Base Pay and twelve (12) months of the cash equivalent to the stock option allowance then being used in calculating the number of options granted monthly to the Covered Executive, provided that he or she (i) is a Covered Executive on the date of a Change in Control, and (ii) is not eligible for a Severance Benefit.

Each of the terms “Base Pay,” “Cause” and “Change in Control” are defined in the Executive Plan, a copy of which is attached to this Form 8-K as Exhibit 10.2.

The Executive Plan is administered by the Registrant, acting through its Chief Talent Officer or such other person to whom administrative authority has been delegated.

Item 9.01 Financial Statement and Exhibits.

(c) Exhibits

10.1	Description of Director Equity Compensation Plan

10.2	Executive Severance and Retention Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETFLIX, INC.

Date: July 5, 2005

/s/ Barry McCarthy
Barry McCarthy
Chief Financial Officer

Exhibit No.	Description of Exhibit
10.1	Description of Director Equity Compensation Plan

10.2	Executive Severance and Retention Incentive Plan